Exhibit 32.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Morgans Hotel Group Co. (the “Company”) for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard Szymanski, as principal executive officer of the Company hereby certifies, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD SZYMANSKI
Richard Szymanski
Principal Executive Officer

Date: November 9, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.